                                                                   EXHIBIT 10.58

                                  CONFIDENTIAL

                          OPTION AND PURCHASE AGREEMENT

                This Option and Purchase Agreement (this "Option Agreement") is made and entered into as of November 15, 2002 (the "Execution Date") by and between Liquid Audio, Inc. ("Liquid"), and Universal Music Group, Inc. ("UMG") (UMG and Liquid, the "Parties").

                                    RECITALS

                A. Liquid and UMG have previously entered into a Digital Distribution Services Agency Agreement (the "Agreement") and a Format Promotion Agreement (the "Format Agreement") each dated as of March 20, 2002.

                B. UMG plans to launch a digital distribution initiative utilizing the services that have been and currently are being provided by Liquid under the Agreement. Between the time the Parties entered into the Agreement and the Execution Date, however, Liquid has communicated with UMG that, at some point in the future, it may decide to discontinue or otherwise not offer the services contemplated by the Agreement.

                C. In the event Liquid chooses not to offer the services set forth in the Agreement, the Parties have agreed to address UMG's concerns that it receive continuity in UMG's digital distribution initiative by providing UMG with an option to acquire certain of the assets owned by Liquid that are necessary to provide such services and certain other agreements described herein.

                                    AGREEMENT

                NOW, THEREFORE, with reference to the foregoing recitals, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, UMG and Liquid agree as follows.

            1. Grant of Option. Liquid hereby grants to UMG the exclusive right and option to purchase the Service Assets (as defined below) upon the terms and conditions set forth in this Option Agreement (the "Option"). The Option shall be fully vested in UMG as of the Execution Date and is irrevocable. In the event that Liquid forms or otherwise acquires a new entity (an "Affiliate") and transfers all or any portion of the Service Assets to that Affiliate, such Affiliate will be deemed bound by this Option Agreement and all references herein to "Liquid" shall thereafter be deemed to be references to Liquid Audio Inc., and such Affiliate.

            2. Term of Option. The term of the Option (the "Term")shall commence on the Execution Date and shall expire at the earliest of 5:00 p.m. Los Angeles time: (i) 270 days after the Launch Date, (as defined below) and (ii) 284 days after the

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                                  CONFIDENTIAL

Execution Date and (iii) that date, if ever, which is after a Trigger Event and a fter UMG's Option has become exercisable but UMG has failed to exercise within the applicable time period as set forth in Section 4 below.

            3. Exercise of Option. UMG shall have the right, but not the obligation, to exercise the Option only on or after the occurrence of a Trigger Event (as defined below) during the Term. A "Trigger Event" is any one or more of the following: (a) Liquid makes a public announcement, or informs UMG in writing that Liquid has decided that it will discontinue the digital music fulfillment services (collectively, the "Services") described in the Agreement; or (b) Liquid takes proactive steps to incapacitate the Services, or (c) Liquid fails to provide to UMG all or substantially all of the Services for (i) one hundred and twenty (120) hours or (ii) forty-eight (48) hours after the date that UMG informs Liquid in writing that Liquid's continued failure will constitute a Trigger Event, whichever is later; or (d) Liquid receives a bona-fide written offer from a third party to acquire the Service Assets, or any portion of them, and provides written notice to UMG that it is considering said offer and intends to transfer, or Liquid in fact transfers or agrees to transfer the Service Assets, or any portion of them, to any person (each such person, a "Service Asset Purchaser") other than an Affiliate pursuant to transfer in compliance with Section 14. Notwithstanding the foregoing, if a failure to provide Services event occurs as described under the preceding clause (c), such event shall not become a Trigger Event if Liquid notifies UMG in writing at any time prior to the end of the period set forth in clause (c) that the event occurred due to circumstances outside Liquid's control and that Liquid is taking commercially reasonable measures to reinstate such Services, provided that such Services must in fact be reinstated not later than ten (10) business days after the commencement of such failure to provide Services. UMG shall exercise the Option pursuant to Section 4 below, if at all, by written notice (the "Option Notice") delivered to Liquid at any time during the Term on or after a Trigger Event. If UMG exercises the Option, the purchase by UMG of the Service Assets and the sale by Liquid of the Service Assets to UMG shall occur on the twenty-first day following the date (the "Option Notice Date") upon which UMG delivers written notice to exercise the Option to Liquid, or on such other date as the Parties shall mutually agree (the date of such purchase and sale, the "Closing Date"). Pursuant to and subject to Section 22.5, UMG may assign its rights to acquire the Service Assets to any UMG Affiliate (UMG or such UMG Affiliate the "Buyer"). For the purposes of this Agreement, "UMG Affiliate(s)" shall mean an entity controlled by, controlling or under common control with UMG.

                        3.1.1 Deliveries at Exercise of Option by Liquid. On or within one (1) business day of the Option Notice Date, Liquid shall deliver to UMG a list of the Independent Record Company Commercial Content Contracts and such Contracts.

            4. Liquid's Trigger Event Notice and UMG's Exercise of the Option. Liquid shall give UMG prompt written notice of the occurrence of any Trigger Event (each, a "Trigger Event Notice"). For purposes of clarity, a Trigger Event Notice is not a condition precedent to UMG's exercise of its Option. Upon the delivery of a Trigger Event Notice, UMG shall have five (5) business days to exercise its Option, subject to the next sentence. If a Trigger Event Notice is delivered pursuant to Section 3(c) above, and UMG fails to exercise its Option within five (5) business days, but a sale to a Service Asset Purchaser has

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                                  CONFIDENTIAL

not been consummated within ninety (90) days after the date of the Trigger Event Notice, Liquid shall so inform UMG, which shall have a second five (5) business day period after such notice in which to exercise its Option.


            5. Option Payments. In consideration of the granting of the Option, UMG (a) shall make a payment of Ten Dollars ($10.00) to Liquid (the "Option Payment") concurrently with the execution of this Agreement, and (b) hereby gives approval for Liquid to launch a digital distribution initiative utilizing Liquid's technology and the Services as contemplated by the Agreement as soon as practicable, but in any event within fourteen (14) days after full execution of this Option Agreement (the date on which such launch actually occurs, the "Launch Date") provided that if UMG has provided Liquid with notice of breach under the Agreement, Liquid may not launch until such breach has been cured or waived by UMG, and (c) in the event that Liquid discontinues the Services, UMG shall release Liquid from any and all liability to UMG arising out of the Agreement for discontinuation of the Services, if any, provided that Liquid is not in material breach of any of its obligations under this Option Agreement. The Option Payment shall not be credited against the Purchase Price (as defined below), nor is it refundable to UMG if UMG does not exercise the Option.

            6. Service Assets. The property subject to the Option set forth in this Option Agreement is all of those tangible and intangible assets owned, leased or licensed by Liquid as of the Closing Date necessary to provide the Services or otherwise enable UMG to provide such services to independent record companies (the "Service Assets"). The Service Assets include: (a) that hardware and software listed on Schedule 6(a) hereof (the "System") (b) the contracts listed on Schedule 6(b) hereof (as such contracts exist as of the Closing
Date)(the "Contracts"), and (c) all music files and metadata owned or licensed by Liquid relating to the Contracts (which does not include eMasters or Metadata of UMG, all of which are owned by UMG), including the eMasters and Metadata of so-called "independent" record companies (as the term is commonly understood in the recorded music industry) as identified in Schedule 6(b) or under Section
3.1.1 contained in any Liquid databases, which are used in, or generated by, Liquid's Liquid.com operations (the "Related Data"), provided, however, that the Related Data shall not include any promotional or non-commercial eMasters or Metadata. "Metadata" shall mean text information relating to the music content of eMasters. "eMasters" shall mean a complete digital copy of an original master sound recording (i) in a codec and using a digital rights management solution in accordance with instructions received from the licensor or owner thereof, and
(ii) encoded in an approved format, using the content usage rules designated by the licensor or owner thereof, and (iii) that is resident on computer servers owned or controlled by Liquid as of the Closing Date. Notwithstanding the foregoing, Liquid and UMG agree that if the Option is exercised, on the Closing Date Liquid shall assign, and UMG shall assume only such Contracts as may be assigned without the consent or approval of the other parties to such Contract and Liquid shall only transfer the eMasters and Metadata to UMG if it is permitted to do so under the Contracts. If any Contract, by its terms as in effect on the Execution Date, requires the consent, approval, or another third party action prior to the assignment of such Contract to UMG, promptly after UMG exercises the Option, Liquid and UMG shall diligently take such actions as may be reasonably required to obtain any necessary consent or approval, provided neither Party shall be required to make any payments to obtain such consent or approval.

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                                  CONFIDENTIAL

Liquid's obligation to act diligently to obtain consents as set forth in the previous sentence shall terminate five (5) business days following the Closing Date (the "Drop Dead Date").

            7. Production Operation Requirements. The parties acknowledge and agree that the System requires certain other third party licenses, operational equipment, and processes (the "Operational Materials") in order to operate and that UMG (and not Liquid) shall be responsible for obtaining and/or managing the Operational Materials. Schedule 7, containing a list of the Operational Materials is attached hereto and incorporated herewith.

            8.     Purchase Price. If UMG exercises the Option pursuant to
Section 3, the purchase price for the Service Assets and all of Liquid's services in effecting the Transition Plan shall be Three Million Dollars ($3,000,000.00). The Purchase Price shall be payable by UMG to Liquid on the Closing Date.. UMG shall have no right of set off or deductions from the Purchase Price.

            9. Closing. (a) On the Closing Date, UMG and Liquid shall make the following deliveries to the other (the time at which all such deliveries have occurred, the "Closing"):

                   9.1.1 Deliveries by Liquid to UMG. Liquid shall execute and deliver to UMG on the Closing Date (a) two
                   (2) originals of a Assignment and Assumption agreement in the form attached hereto as Exhibit 9.1.1(a) duly executed by Liquid in favor of UMG) (the "Assignment");
                   (b) two (2) originals of a Bill of Sale in the form attached hereto as Exhibit 9.1.1(b), duly executed by Liquid in favor of UMG (the "Bill of Sale"), (c) two (2) originals of a termination agreement in the form attached hereto as Exhibit 9.1.1(c), which effects the termination of the Agreement as of the Closing Date (the "Termination Agreement") and (d) two originals of a license agreement in the form attached hereto as Exhibit 9.1.1(d) (the "License Agreement"), which grants Liquid a license effective as of the Closing Date to grant EMI Christian Music Group (or, in the event of a permitted assignment by EMI Christian Music Group, to a CMG label, or other affiliate of EMI, or any such person owning or acquiring all or substantial portion of the stock or assets of EMI Christian Music Group) (the EMI Christian Music Group or such permitted assignee "EMI") a sublicense pursuant to Liquid's agreement with EMI to use certain of the Service Assets.

                   9.1.2 Deliveries by UMG to Liquid. UMG shall deliver to Liquid (a) two (2) originals of the Assignment; (b) two (2) originals of the Termination Agreement; and (c) two originals of the License Agreement.

                   9.1.3 Deliveries Effective. The deliveries required under Sections 9.1.1 and 9.1.2 above will not be effective until all such deliveries have been made.
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                                  CONFIDENTIAL

          On Closing, Liquid shall deliver all Service Assets, including all books, records, warranties, and agreements including therein or related thereto, provided that UMG shall pay all costs of packing and moving such Service Assets.

                10. Post-Closing Covenants. Notwithstanding anything in the preceding sections of this Option Agreement, if a consent, approval or other third party action is required prior to the transfer of any Contract to UMG, and is not obtained prior to Closing, Liquid and UMG shall use reasonable efforts to diligently and in good faith work together to acquire such consent or approval, provided however, that neither Party shall be required to make any payments to obtain such consent or approval. Liquid's obligation to obtain consents as set forth in the previous sentence shall terminate on the Drop Dead Date. Promptly after each such required consent or approval is obtained, a Party shall execute and deliver to the other Party any supplemental Assignments with respect to such Contract(s). The date after the Closing Date of a supplemental Assignment is, for the Contracts assigned and assumed thereby, the "Post-Closing Transfer Date" and such date shall be no later than the Drop Dead Date. Any Contracts for which consent is not obtained by the Drop Dead Date shall not be transferred unless the parties otherwise subsequently agree. For the avoidance of doubt, if a Contract for which consent has been obtained is not transferred on or before the Drop Dead Date, and UMG wants such Contract transferred, UMG (and not Liquid) shall prepare all documentation and take any other action necessary to transfer such Contract after the Drop Dead Date, provided Liquid will sign a supplemental assignment in the form attached hereto if presented to Liquid by UMG within six (6) months following the Closing Date.

                11. Restriction on Sale by UMG. UMG hereby covenants and agrees that if the Trigger Event preceding its exercise of the Option is the proposed transfer of the Service Assets or any of them to a Service Asset Purchaser, UMG will not, within one hundred and eighty days (180 days) of the Closing, sell or agree to sell the Service Assets UMG has acquired to such third party for more than the Purchase Price.

                12.     Representations and Warranties.

                        12.1 Liquid's Representations and Warranties. Except as set forth in Schedule 12.1, in consideration of UMG entering into this Option Agreement and as an inducement to UMG to purchase the Service Assets, Liquid makes the following representations and warranties, each of which is material and is being relied upon by UMG. Each of the following representations and warranties shall be deemed to have been remade on and as of the Closing.

                        12.1.1 Power. Liquid has the legal power, right and authority to enter into this Option Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

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                                  CONFIDENTIAL

                                12.1.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Liquid in connection with entering into this Option Agreement and the instruments referenced hereinto authorize the consummation of the transaction contemplated hereby. No additional consent of any partner, shareholder, member, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other Party shall be required for Liquid to consummate the transaction contemplated by this Option Agreement (other than such third party consents or approvals, if any, required to transfer the Contracts).

                                12.1.3 Individual Authority. The individuals executing this Option Agreement and the instruments referenced herein on behalf of Liquid have the legal power, right, and actual authority to bind Liquid to the terms and conditions hereof and thereof.

                                12.1.4 Validity. This Option Agreement and all documents required hereby to be executed by Liquid are and shall be valid, legally binding obligations of and enforceable against Liquid in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

                                12.1.5 No Conflict. Neither the execution and delivery of this Option Agreement and the documents and instruments referenced herein, nor the performance of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Option Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Liquid is a party or affecting the Service Assets.

                                12.1.6  No Breach. As of the Execution Date,
                Liquid is not in breach of, and to the best knowledge of Liquid no other person party to a Contract is in breach or default thereunder and to the knowledge of Liquid no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder.

                                12.1.7  Claims. Liquid has not received any
                notice of any violation of any governmental regulation, or of any pending or threatened governmental actions, condemnation proceedings, future public assessments or similar charges or any material physical defects which would materially adversely affect or delay, or result in additional cost in

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                                  CONFIDENTIAL

                connection with, the ownership or operation of the Service Assets in connection with the Services.

                                12.1.8 Insolvency. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings are pending or threatened against Liquid.

                                12.1.9  Contracts and Leases. As of the
                Execution Date, there are no contracts, agreements, leases, subleases, tenancies, service or maintenance contracts, warranties, guarantees, debts, obligations, or liabilities (whether known or unknown, fixed or contingent) which as of the Closing will be in effect with respect to, or otherwise affect, any of the Service Assets, except the Contracts.

                                12.1.10 No Encumbrances. The Service Assets are
                not at the Closing Date subject to any liens, pledges, security interests, covenants, restrictions or encumbrances of any nature.

                                12.1.11 No Affiliates. Liquid has no affiliates
                as of the "Execution Date" (other than the individuals who serve as its officers or directors). For the purposes of this Option Agreement, affiliate shall mean an entity controlled by, controlling or under common control with Liquid.

                                12.1.12 Necessary Assets. The assets set forth
                in Schedules 6(a), 6(b) and Schedule 7 constitute all assets necessary to provide the Services or otherwise enable UMG to provide such services to the parties identified in Schedule 6(b).

                        13.2 UMG's Representations and Warranties. In consideration of Liquid entering into this Agreement and as an inducement to Liquid to sell the Service Assets, UMG makes the following representations and warranties, each of which is material and is being relied upon by Liquid. Each of the following warranties shall be deemed to be remade on and as of the Closing.

                                13.2.1 Power. UMG has the legal power, right and authority to enter into this Option Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

                                13.2.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by UMG in connection with entering into this Option Agreement and the instruments referenced herein; and, by the Closing all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. By the Closing no additional consent of any partner, shareholder, member,

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                                  CONFIDENTIAL

                trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for UMG to consummate the transaction contemplated by this Option Agreement.

                                13.2.3 Individual Authority. The individuals executing this Option Agreement and the instruments referenced herein on behalf of UMG have the legal power, right, and actual authority to bind UMG to the terms and conditions hereof and thereof.

                                13.2.4 Validity. This Option Agreement and all documents required hereby to be executed by UMG are and shall be valid, legally binding obligations of and enforceable against UMG in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

                                13.2.5 No Conflict. Neither the execution and delivery of this Option Agreement and the documents and instruments referenced herein, nor the performance of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Option Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which UMG is a party.

                        13.3 Breach of Representations and Warranties. Representations of both Parties contained in this Agreement shall be true and correct in all material respects upon the Execution Date and on and as of the Closing. Any claim for a breach of a representation or warranty must be delivered within the applicable statute of limitations and the party bringing such action shall bear the burden of proof in any such action.

                        13.4 As-Is. As a material inducement to the execution and delivery of this Agreement by Liquid and the performance by Liquid of Liquid's duties and obligations hereunder, and subject to the express representations and warranties of Liquid set forth in Section 12.1 of this Agreement, UMG does hereby acknowledge, and agree, to and with the Liquid, that (a) UMG is purchasing the Service Assets in an "AS-IS" condition as of the date of the Closing with respect to any facts, circumstances, conditions and defects; (b) Liquid has no obligation to repair or correct any such facts, circumstances, conditions or defects or compensate UMG for same; (c) by the Closing, UMG shall have undertaken all such physical inspections and examinations of the Service Assets as UMG deems necessary or appropriate under the circumstances, and (d) except as expressly

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                                  CONFIDENTIAL

                set forth in Section 12.1, Liquid is not making and has not made any representation or warranty with respect to all or any part of the Service Assets.

                14. Operation of Property Prior to Closing; Covenant to Continue Service Until Notice. Liquid shall have the right to convey title to the Service Assets to and among its Affiliates, provided each Affiliate agrees to provide the Services required to be provided under the Agreement and to be bound by this Option Agreement. Liquid shall give UMG prior written notice of any such conveyance. Nothing herein shall restrict Liquid's right to render services such as the Services to any person. If (i) Liquid becomes aware that any lien or encumbrance is filed against all or any portion of the Service Assets, or (ii) there is a material adverse change in the condition of the Service Assets, whether due to a casualty or otherwise, then Liquid shall promptly give UMG written notice of such event. Liquid agrees that it shall not discontinue provision of the Services; discontinue any operations, or license or dispose of assets in each event if such discontinuance or disposition would adversely affect its ability to provide the Services; or otherwise take any action that would adversely affect its ability to provide the Services to UMG at all times from the Execution Date until the earliest of (i) 270 days after the Launch Date, and (ii) 284 days after the Execution Date, and (iii) that date, if ever, which is after a Trigger Event and after UMG's Option has become exercisable but UMG has failed to exercise within the applicable time period; and (iv) the Closing Date, if after a Trigger Event and UMG has timely exercised its Option. For purposes of clarity, nothing in this Option Agreement shall permit Liquid to discontinue the Services without compliance with Sections 14 and 15 of this Agreement.

                15. Cooperation and Transition Assistance. Promptly after UMG's exercise of the Option, Liquid and UMG shall in good faith meet, refine, and agree on a more detailed plan for the transition of the Service Assets from Liquid to UMG, including without limitation allocation of any responsibilities not addressed in Schedule 15, and (if the Option is exercised) shall work together in good faith to effect such plan (the "Transition Plan"). A preliminary outline of the Transition Plan is incorporated herewith as Schedule
15. Without limitation of the foregoing, if the Option is exercised, Liquid shall assist UMG at its request in cloning the software included in the System to new UMG-owned hardware, use commercially reasonable efforts to facilitate the complete and orderly transition of the Related Data to UMG, and otherwise provide to UMG the services of Liquid's employees, and any hardware and software required for such transition, pursuant to the Transition Plan as necessary to effect the transfer of the Service Assets and the activation, by UMG, of the services (the costs of all such services or assistance, hardware and software prior to the Closing Date (except for those items that are set forth on Schedule 7, listed as UMG's responsibility under Schedule 15 or otherwise UMG's responsibility in the Transition Plan) to be borne by Liquid, including any out-of-pocket third party costs of Liquid). Both parties shall work in good faith together to effectuate the transition in a manner which permits the Services to continue on an uninterrupted basis or as otherwise agreed upon by the Parties in the Transition Plan. Both Parties shall work diligently and in good faith to effectuate the transition of the Service Assets by Liquid to UMG

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on or prior to the Closing Date, or other date if mutually agreeable to the
Parties. Notwithstanding the foregoing, Liquid's obligations to provide assistance to UMG in the transition of the Service Assets from Liquid to UMG, including without limitation the provision of services by any employees, shall terminate on the Drop Dead Date.

                16. Right of Inspection. From and after a Trigger Event through and including the Closing Date, UMG and its representatives (including any engineers and consultants), upon reasonable prior written notice to Liquid, shall have reasonable access to the Service Assets during business hours to inspect them and to conduct such tests, studies or investigations as UMG deems appropriate to evaluate the Service Assets or to plan for or effect a transition of the Service Assets to UMG. UMG shall bear all costs and expenses of such inspections. UMG's activities under this Section 16 shall be performed in a manner so as not to unreasonably interfere with the Liquid's operations. Any inspection and the results of any inspections shall also be subject to the Confidentiality provisions contained in Section 22 of this Option Agreement.

                17.     Conditions Precedent to the Closing.

                        17.1 Conditions Precedent for the Benefit of UMG. If UMG exercises the Option, the Closing and UMG's obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions precedent.

                                17.1.1  Representations, Warranties and
                Covenants of Liquid. Liquid shall have duly performed each and every material agreement to be performed by Liquid hereunder (including without limitation Sections 14, 15 and 16) and Liquid's representations and warranties set forth in Section
                12.1 shall be true and correct in all material respects as of the Closing.

                                17.1.2 Liquid's Deliveries. Liquid shall have delivered the items described in Sections 3.1.1 and 9.1.1.


                        17.2 Conditions Precedent for the Benefit of Liquid. The Closing and Liquid's obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions precedent.

                                17.2.1  Representations, Warranties and
                Covenants of UMG. UMG shall have duly performed each and every material agreement to be performed by UMG hereunder and UMG's representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Closing.

                                17.2.3  UMG's Deliveries. UMG shall have
                delivered the items described in Section 3.1.2 and 9.1.2.

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                        17.3    Failure of Conditions. If any of the conditions
                set forth in Sections 17.1 or 17.2 are not timely satisfied (and the nonsatisfaction thereof is not cured within five (5) days after written notice from the party which the condition benefits) for a reason other than the default of UMG or Liquid under this Option Agreement, then: this Option Agreement and the rights and obligations of the Parties hereunder shall terminate (provided that no such termination shall affect the Agreement, which shall remain in full force and effect); provided, however, no such termination shall occur until (a) UMG or Liquid, as applicable, has had the opportunity to waive any condition for its benefit within five (5) business days after its receipt of written notice from the other that such condition will not be satisfied.

                18. Costs and Expenses. Subject to the provisions of Sections 7 and 14, and Schedule 19(a), each Party shall bear its own costs and expenses incurred in connection with this Option Agreement and the consummation of the transactions contemplated hereby, including without limitation the costs of its own attorneys.

                19. Allocations. All revenues and expenses allocable to the Service Assets shall be allocated between Liquid and UMG as follows; all revenues and expenses incurred, arising or accrued prior to the Closing Date, with respect to Service Assets (including Contracts) transferred on such Closing Date, regardless of when such revenues are received or any payment becomes due, shall be the assets or liabilities, as applicable, of Liquid; all revenues and expenses incurred, arising or accrued on or after the Closing Date, including but not limited to those costs and expenses incurred during the period of transition of the Service Assets to UMG with respect to Service Assets (including Contracts) transferred on such Closing Date shall be the assets or liabilities, as applicable, of UMG. The Parties shall cooperate in promptly notifying and/or forwarding all information relevant to revenues and expenses to the appropriate Party, and shall forward without offset any payments received by them which, pursuant to this Section 19, are the property of the other Party. If any expenses or revenues are required to be prorated between the period prior to the Closing Date or Post-Closing Transfer Date, as applicable (the "Pre-Closing Period") and the period commencing on the Closing Date or Post-Closing Transfer Date, as applicable, the Parties shall in good faith prorate, apportion or otherwise divide such expenses or revenues between them based on how much of such expense or revenue is attributable to the Pre-Closing Period, and how much time to attributable to the post-closing period. Notwithstanding the foregoing, or anything to the contrary contained herein (a) UMG shall under no circumstances have any responsibility or liability for any expenses or liabilities of Liquid other than third party liabilities incurred, arising or accrued on or after the Closing Date and which are listed on Schedule 19(a) hereof ("UMG's Permitted Expenses"), and specifically does not assume, and has no obligation for any liability or obligation (i) to any employee, contractor, officer, director or Affiliate of Liquid; (ii) for any claim, litigation, or proceeding related to Liquid or the Service Assets, whether known or unknown, (except for any claims related to the Service Assets that arise solely after transfer of such Service Assets to Buyer), (iii) for any liability arising out of, or related to, any breach of any contractual obligation, including without limitation,

                                                                            - 11

                                  CONFIDENTIAL

any breach of any of the Contracts, (unless such breach or other obligation occurs solely after an assignment of such Contract to UMG), (iv) to any governmental entity, whether for taxes or any other obligation of Liquid, or (v) to any person or entity under any Contract (except for any claims that arise solely after assignment of such Contract to Buyer); and (b) Liquid shall under no circumstances have any responsibility or liability for any expenses or liabilities of Buyer and specifically does not assume, and has no obligation for any liability or obligation (i) to any employee, contractor, officer, director or Affiliate of Buyer, (ii) for any claim, litigation, or proceeding related to Buyer, whether known or unknown, (iii) for any liability arising out of, or related to, any breach of any contractual obligation, including without limitation, any breach of any of the Contracts (unless such breach or other obligation occurs solely prior to an assignment of such contract to UMG), (iv) to any governmental entity, whether for taxes or any other obligation of Buyer, or (v) to any person or entity under any Contract assigned to Buyer (except for any claims that arise solely prior to assignment of such Contract to Buyer). Not less than two (2) business days prior to the Closing, Liquid shall deliver to UMG a schedule of expenses and proposed prorations, if any ("Proration and Expense Schedule"). If any prorations, apportionments or computations made under this Section 19 shall require final adjustment, then the Parties shall make the appropriate adjustments promptly when accurate information becomes available and either Party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration shall be paid promptly in cash to the Party entitled thereto, but in no event later than five (5) days from the date of such adjustment or pro-ration, or such other time as the parties mutually agree.

                20. Defaults. If either Party defaults in its obligations under this Option Agreement, the nondefaulting Party shall give written notice of such default to the defaulting Party. If the defaulting Party fails to cure such default within ten (10) business days after its receipt of the default notice, then the nondefaulting Party may elect to terminate this Option Agreement by delivering written notice thereof to the defaulting Party.

                21. Survival. Section 5(c) shall survive cancellation, termination, or expiration, as well as such other terms which by their context are intended to survive.

                22.     Miscellaneous.

                        22.1 Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California.

                        22.2 Injunctive Relief. The Parties acknowledge and agree that money damages would not be a sufficient remedy for any breach by Liquid of this Option Agreement. The Parties therefore agree that UMG shall be entitled to specific performance or other equitable relief as a remedy for any such breach that would or would reasonably be expected to have such an effect. Such remedy shall not be deemed to the UMG's exclusive remedy for

                                                                            - 12

                                  CONFIDENTIAL

                breach of any agreements, representations or warranties contained herein, but shall be in addition to all other remedies available at law or equity. Any right to injunctive relief as set forth in this Section 22.2 shall automatically terminate on the Closing Date or the Term expiration, whichever date is sooner.

                        22.3 Integration. This Option Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous communications or agreements, whether written or oral. The parties acknowledge and agree that nothing herein shall affect the Agreement, which remains in full force and effect, provided in the event of any perceived conflict between the Agreement and this Option Agreement, the terms of this Option Agreement shall prevail.

                        22.4 Severability. If any provision, term, condition, covenant, restriction or other portion of this Option Agreement shall be held to be invalid, illegal or unenforceable, the remaining portion shall remain in full force and effect.

                        22.5 Assignment. UMG may assign its rights under this Option Agreement to a UMG Affiliate, provided that no such assignment shall release UMG from its obligations hereunder. Liquid shall not assign its rights or obligations hereunder to any person without UMG's consent, which shall not unreasonably be withheld provided that Liquid may transfer Service Assets to an Affiliate as set forth in Section 14 hereof.

                        22.6 Required Actions of UMG and Liquid. UMG and Liquid agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and if the Option is exercised shall use their best efforts to accomplish the Closing in accordance with the provisions hereof.

                        22.7 Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Option Agreement are solely for the convenience of the Parties hereto, are not a part of this Option Agreement, and shall not be used for the interpretation or determination of the validity of this Option Agreement or any provision hereof.

                        22.8 Notices. All notices or demands under this Option Agreement shall be made in writing and personally delivered or delivered by recognized overnight courier to the addresses for each Party set forth below (or to such other address as a Party shall designate in accordance with this Section).

                        22.9 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Option

                                                                            - 13

                                  CONFIDENTIAL

                Agreement shall not be deemed to confer any rights upon, nor obligate any of the Parties hereto, to any person or entity other than the Parties hereto.

                        22.10 Exhibits and Schedules. The exhibits and schedules attached hereto are hereby incorporated herein by this reference for all purposes.

                        22.11 Amendment to this Option Agreement. The terms of this Option Agreement may not be modified or amended except by an instrument in writing executed by each of the Parties hereto.

                        22.12 Construction. The Parties hereto hereby acknowledge and agree that (i) each Party hereto is of equal bargaining strength, (ii) each such Party has actively participated in the drafting, preparation and negotiation of this Option Agreement, (iii) each such Party has consulted with such Party's own, independent counsel, and such other professional advisors as such Party has deemed appropriate, relating to any and all matters contemplated under this Option Agreement, (iv) each such Party and such Party's counsel and advisors have reviewed this Option Agreement, (v) each such Party has agreed to enter into this Agreement following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Option Agreement, or any portions hereof, or any amendments hereto.

                        22.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument. A signature delivered by facsimile shall be deemed an original.

                        22.14 Multiple Parties. If more than one entity shall constitute Liquid or UMG hereunder, then each entity collectively constituting Liquid or UMG, as the case may be, shall be jointly and severally liable for the obligations imposed upon such Party under this Agreement.

                        22.15 Confidentiality. Each party acknowledges that by reason of its relationship to the other party under this Agreement it may have access to certain trade secrets, information and materials concerning the other party's business, plans, customers, technology and products that are confidential and of substantial value to such party (referred to in this Section as "Confidential Information"), which value would be impaired if such Confidential Information were disclosed to third parties. The terms of this Agreement shall be deemed to constitute Confidential Information. Each Party agrees to maintain all terms and conditions of this Agreement and all other Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential

                                                                            - 14

                                  CONFIDENTIAL

                Information to any third party (other than such party's officers, directors, agents, representatives, accountants and attorneys each of whom shall; (i) only be informed of such information on a strictly need-to-know basis; (ii) be advised of the confidential nature of the disclosing party's Confidential Information prior to the disclosure of the same by the receiving party; and (iii) have a duty to hold such information in confidence at least to the same degree as the receiving party holds its own Confidential Information) without the prior written consent of the disclosing or other party. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. No Confidential Information shall be deemed confidential unless so marked if given in writing or, if given orally, identified as confidential orally prior to disclosure and confirmed in writing within thirty (30) days; provided, however, that UMG agrees that any Confidential Information in whatever form relating to the Service Assets, including but not limited to the design, functionality, operational methods or coding of the Service Assets, Liquid's technology, including but not limited to any complete or partial source or object code versions of such software, as well as any information in whatever format obtained during an inspection by UMG pursuant to Section 16 of this Option Agreement or otherwise shall be deemed the Confidential Information of Liquid (or its successor in interest to the Service Assets, if any, or a Service Asset Purchaser) regardless of the presence or absence of any confidential markings or identifications, and even if such inspection occurred prior to the Execution Date, unless and until UMG acquires the Service Assets under this Option Agreement, at which point such Confidential Information shall be deemed the Confidential Information of UMG. The confidentiality provisions contained in the Section 22.15 shall survive the Term of this Option Agreement until the earlier of the Closing and September 30, 2007 and any trade secrets disclosed to one Party by the other Party shall survive the Term of this Agreement to the fullest extent allowed by law.

                        22.16 Nothing in this Option Agreement shall prohibit the disclosure of this Option Agreement (whether by filings, press releases or other public disclosure) to the extent necessary to comply with securities regulations. Each party shall provide the other party advance notice of, and a copy of, any press release or other public disclosure other than a government filing.

                  [Remainder of Page Intentionally Left Blank]

                                                                            - 15

                                  CONFIDENTIAL

                IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

                                Liquid Audio, Inc.:

                                By:    /s/ Gerry Kearby
                                       -------------------------------------
                                       Name:    Gerry Kearby
                                                ------------
                                       Its:     CEO and Co-Founder
                                                ------------------

                                Address for Notice:
                                -------------------

                                800 Chesapeake Drive

                                Redwood City, CA 94063

                                Attn: Robert Flynn, Senior V.P. Business
                                Development, with a second copy to Jennifer
                                Sylva,
                                Business Affairs.


                                Universal Music Group, Inc.:

                                By:    /s/ Michael Ostroff
                                       -------------------------------------
                                       Name:    Michael Ostroff
                                            ------------------------------------
                                       Its:     Executive VP
                                            ------------------------------------

                                Address for Notice:
                                -------------------

                                2220 Colorado Blvd.

                                Santa Monica, CA 90404

                                Attn: Senior Vice President, Business & Legal Affairs

                                                                            - 16

                                  CONFIDENTIAL

                                  SCHEDULE 6(a)

                      SERVICE ASSETS: HARDWARE AND SOFTWARE

1.      SOFTWARE ASSETS

    Liquid Audio will deliver source & object code as well as all existing documentation for all of the following systems.

        Encoding and Publishing System
        Data Warehouse
        Catalog Generation System
        Retail Inventory and Fulfillment System (RIFFS)
        RIFFS Merchant Admin System
        Liquid Store Web Application
        Territorial ID Application
        Liquid Store Merchandising and Admin Tool
        Reporting System
        Reports Manager Web Application

2.      HARDWARE ASSETS

        Production Systems:
        WMA - 3 license servers, 3 streaming servers
        ATG - 1 server
        Oracle - 2 servers
        Apache/Tomcat - 3 servers
        Production/Staging/Encoding RAID - 12 TB with 3 access point servers Many switches and routers (internal and not external)
        ADIC tape backup system and tapes

        Staging systems are;
        ATG - 1 server
        Oracle - 1 server
        Apache/Tomcat - 2 servers
        WMA - 1 license, 1 streaming server

        Encoding:
        10 Jukeboxes
        25 Encoding machines
        5 TB RAID
        Verance Watermarking systems - 3 Macs
        Desktop PCs & and hardware associated with individual staff members to the extent that UMG hires such individual(s) and 4 encoding workstations. (UMG

                                                                            - 17

                                  CONFIDENTIAL

        agrees to promptly obtain necessary software licenses. UMG agrees to defend, indemnify and hold Liquid harmless from and against any losses, liabilities, claims, damages or expenses arising solely out of the transfer of such software to UMG or the failure by UMG to obtain necessary software licenses.)

3.      OTHER

        Digitized source files and encoded files
        Source CDs for the digitized files
        Populated Oracle databases and other data files (e.g. retailer catalogs) Backup tapes excluding historical transaction/operational data to be in compliance with liquid's confidentiality obligations
        Non-exclusive patent and copyright license rights necessary to operate the Service, only if such rights are owned or licensable by Liquid as of the Execution Date, and excluding any license rights identified in
        Schedule 7. Any sublicense of license rights to UMG will be limited to the rights that Liquid is permitted to sublicense under the applicable license agreement, and will be subject to UMG's agreement to be bound by the terms of such sublicense or such other requirements as may be set forth in the applicable license agreement. UMG will be responsible for any royalties or other fees payable in connection with such sublicense.

Non-exclusive trademark license rights as necessary for UMG to transition out any remaining Liquid branding from the System as set forth in Schedule 15, which license rights are subject to compliance with Liquid's trademark guidelines and quality control requirements (note: some use of Liquid trademarks may be difficult to transition immediately and the parties contemplate a limited period for such transition and such period may not exceed one (1) year from the Closing
Date).

        Operations and workflow documentation as set forth on the Transition
        Plan

Any existing documentation related to the on-going operation of the service, provided, however, that Liquid shall not be required to provide historical transaction data or operational history to UMG due to confidentiality obligations.

                                                                            - 18

                                  CONFIDENTIAL

                                  Schedule 6(b)

                            SERVICE ASSETS: CONTRACTS

        1. Liquid Store Account Contracts and RIFFS Account Contracts*
                a.      Liquid Store Accounts

Account                         URL
--------------------------------------------------------------------------------
ITV.com                         www.ITV.com
Acoma Company                   www.acoma-co.com
Acossi                          www.acossi.com
Advanced Book Co.               www.2abc.net
Algonquin Records               www.algonquinrecords.com
All About Jazz                  www.allaboutjazz.com
Allied chemical                 www.alliedchemical.com
Anybody Listening               www.anybodylistening.com
Audioworld                      audioworld.com, audioshops.com, audiodaily.com
Best Buy                        www.bestbuy.com
Cannibal Music                  www.cannibalmusic.com
Cat's Music                     www.catsmusic.com
Cd Store                        www.cdstore.gr
Cdgalaxy.Com                    www.cdgalaxy.com
Channelfly                      www.channelfly.com
Circuit City                    www.circuitcity.com
Compact Disc World              www.cdworld.com
Corner Compact Disc             www.cornercd.com
CR Entertainment                www.collegeconcerts.com
Daniel P. Dooling               www.gadsit.com
Dimple Records                  www.dimple.com
Dothehole                       www.dothehole.com, www.musicdailynews.com
Ear X-tacy                      www.earx-tacy.com
Earwax Records                  www.earwaxrecords.com
Electric Fetus (CIMS)           www.efetus.com
E-Man Enterprises               www.moochdog.com
Face The Music                  www.facethe.com
Freecom                         www.freecom.com
Gallery Of Sound                www.galleryofsound.com
HMV - Canada                    www.hmv.com
Homers Music                    www.homersmusic.com
Independent Records             www.beindependent.com
IPI Vision                      www.audiocandy.com
Jazzfusion                      www.jazzfusion.com
Lakeshore (CIMS)                www.alternativemusic.com
Latinoise.com                   www.latinoise.com

                                                                            - 19

                                  CONFIDENTIAL

Little Fish Records             www.littlefishrecords.com
Looney Tunes                    www.looneytunesods.com
M.I.R.A                         www.miramag.com
Mainstreet Music                www.mainstreetmusic.com
Mausoleum                       www.the-mausoleum.com
Michael J. Buckley              www.michaelseclectic.com/
Millennium Music                www.millenniummusic.com
MP3                             www.mp3.com
Multimedia-Polska               www.multimedia-polska.p/
Music Makers Network            www.musicmakersnetwork.com
Music Millennium                www.musicmillennium.com
New World Record                www.newworldrecord.com
Onlinemusic.com                 www.onlinemusic.com
Planet of Music                 www.planetofmusic.com
Plextor Corp                    www.plextor.com
Polish Jazz Network             www.polishjazz.com
PopLife Online                  www.poplife.net
Q Beach Music                   www.qbeach.com
Radio Mandala                   www.radiomandala.com
Rasputin Music                  www.rasputinmusic.com
Record & Tape Traders           www.recordandtapetraders.com
Record Archive                  www.recordarchive.com
Record Exchange (CIMS)          www.therecordexchange.com
Reggae Breakfast                www.reggaebreakfast.com
Richard Varnum                  www.findabook.com
Rollingstone.com                www.rollingstone.com
RTO Inc                         www.rtoweb.com
Smash Media Group               www.dishmag.com
SoHo Software                   www.sohosoftware.net
Sony Music Club                 www.musicclub.sonystyle.com
Sounds Good Inc.,               www.soundsgoodmusic.com
StoneMill Entertainment         www.theglobemusic.com
Takeout Music, Inc              www.takeoutmusic.com, www.takeoutpop.com
The DragoNet Group              www.celebritypro.com/buffmusik
The Long Ear                    www.thelongear.com
The Music Network               www.williesmusic.com
Tower Records                   www.towerrecords.com
Trac Records                    www.tracrecords.com
Transworld                      www.fye.com
Twist and Shout                 www.twistandshout.com
Universal Light Tones           www.universallighttones.com
Vintage Vinyl -- St. Louis      www.vintagevinyl.com
Virtual Music Zone              www.virtualmusiczone.com/
Waterloo records                www.waterloorecords.com
Whassup247                      www.whassup247.com

                                                                            - 20

                                  CONFIDENTIAL

W.W. Norton & Co.               www.wwnorton.com/liquidaudio
Yamaha                          http://www.yamaha.com/yec/multimedia/index1.html
Your Concert                    www.yourconcert.com

                b.      RIFFS ACCOUNTS

Account                         URL
--------------------------------------------------------------------------------
Adamant Media                   www.elibron.com
E-Monee Entertainment           www.e-moneeentertainment.com
Music Rebellion                 www.musicrebellion.com
Topical Networks/iontunes       www.iontunes.com

                c.      PENDING AFFILIATE AGREEMENTS

Any Liquid Store or RIFFS agreements that are pending as of the Execution Date and are concluded prior to the Closing Date.

2.      Independent Record Company Commercial Context Contracts
(List to Be Delivered Pursuant to Section 3.1.1 of this Agreement)

                                                                            - 21

                                  CONFIDENTIAL

                                   Schedule 7

                            OPERATIONAL REQUIREMENTS

The following are to be provided by UMG, if at all:

                       Hardware, Software, and Procedures

Bandwith
Back up system and process
Offsite storage and process

Production Operation Requirements
---------------------------------
Operations Policies and Procedures

Required 3rd Party Contracts
----------------------------

        Oracle Database Licenses
        Brio Reports License or Equivalent (Oracle Reports)
        Windows Media Rights Manager License
        ATG Application Server License
        Perforce Source Code Control Software License
        Production software licenses
        Offsite storage agreement
        Bandwidth provider agreement
        Pager and cell phone agreements (for on call personnel)
        Red Alert monitoring agreement
        Planet Payment, Payment Processor Agreement or equivalent

        Software Licenses for Desktop PC's obtained pursuant to Schedule 6(a)

        Muse Data Matching contract

        Distribution Contracts with other major record labels ("major record label(s)" shall have the meaning as is commonly understood in the recorded music industry) (if desired)
        ASCAP, BMI, SESAC performance royalty license

                                                                            - 22

                                  CONFIDENTIAL

                                EXHIBIT 9.1.1(a)

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                This ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into as of this _____ day of __________, 200_, by and between [Seller], a __________
corporation ("Seller"), and [Purchaser], a __________ corporation ("Purchaser"). Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Option and Purchase Agreement, dated as of November __, 2002 (as amended, modified or supplemented from time to time, the "Option Agreement"), by and between Seller and Purchaser.

                                   WITNESSETH:

                WHEREAS, subject to the terms and conditions set forth in the Option Agreement, Seller has agreed to assign, and Purchaser has agreed to assume, the Contracts as may be assigned without any further consent or approval of the other parties to such Contracts (the "Closing Contracts").

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the parties hereto agree as follows:

                        1. Pursuant to the terms of this Agreement and the Option Agreement, Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Purchaser, as of the Closing Date, all of Seller's rights to and under each of the Closing Contracts.

                        2. Pursuant to the terms of this Agreement and the Option Agreement, Purchaser hereby assumes and agrees to perform all of the obligations of Seller under the Closing Contracts (except to the extent that, but for the breach of Seller, such obligations would have been performed on or prior to the Closing
                Date). Seller is hereby released from all obligations and liability under the Closing Contracts arising solely after the Closing Date, and Purchaser agrees to indemnify and hold Seller harmless from and against any liability with respect thereto. Purchaser does not hereby assume and shall have no liability for any other debt, liability or obligation of Seller of whatsoever kind or nature other than as specifically set fort herein or in the Option Agreement.

                        3. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                                                            - 23

                                  CONFIDENTIAL

                        4. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  [Remainder of Page Intentionally Left Blank]

                                                                            - 24

                                  CONFIDENTIAL

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                    [SELLER]

                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                   [PURCHASER]

                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                                                            - 25

                                  CONFIDENTIAL

                                EXHIBIT 9.1.1(b)

                              FORM OF BILL OF SALE

                This Bill of Sale is made as of this _____ day of __________, 200_, by [Seller], a __________ corporation ("Seller"), in favor of [Purchaser], a __________ corporation ("Purchaser").

                Reference is made to that certain Option and Purchase Agreement, dated as of November __, 2002 (as amended, modified or supplemented from time to time, the "Option Agreement"), by and between Seller and Purchaser. Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Option Agreement.

                Pursuant to the terms of the Option Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged. Seller does hereby irrevocably sell, transfer, convey, assign and deliver to Purchaser, effective as of the date hereof, all of Seller's right, title and interest in and to the Service Assets, to have and to hold the same onto Purchaser, its successors and its assigns, forever.

                IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the day and year first above written.

                                    [SELLER]

                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                                                             -26

                                  CONFIDENTIAL

                                EXHIBIT 9.1.1(c)

                          FORM OF TERMINATION AGREEMENT

                This TERMINATION AGREEMENT (the "Termination Agreement") is entered into as of this _____ day of __________ 200_, by and between Liquid Audio, Inc., a corporation organized under the laws of the state of Delaware ("Agent"), and Universal Music Group, Inc., a corporation organized under the laws of the state of California ("Principal"). Agent and Principal are sometimes referred to herein as the "Parties" and individually referred to as a "Party".

                                   WITNESSETH:

                WHEREAS, on March 20, 2002, the Parties entered into a Digital Distribution Services Agency Agreement (as amended, modified or supplemented, the "Agency Agreement") setting forth the terms and conditions upon which Agent performs certain digital music fulfillment services on behalf of Principal;

                WHEREAS, on March 20, 2002, the Parties entered into a Format Promotion Agreement (as amended, modified or supplemented, the "Promotion Agreement") setting forth the terms and conditions upon which Principal promotes certain Agent proprietary technology in consideration for a fee;

                WHEREAS, on November ___, 2002, the Parties entered into an Option and Purchase Agreement (as amended, modified or supplemented from time to time, the "Option Agreement") setting forth the terms and conditions upon which Principal may acquire certain assets owned by Agent; and

                WHEREAS, in consideration of entering into the Option Agreement and for other consideration described herein, the Parties desire to terminate the Agency Agreement and the Promotion Agreement upon the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the Parties hereto agree as follows:

                        1. Defined Terms. Capitalized terms used and not otherwise defined in the body hereof are used herein as defined in the Agency Agreement.

                        2.      Termination of Agency Agreement.

                                                                            - 27

                                  CONFIDENTIAL

                                (a) Termination. By execution and delivery of this Agreement, the Parties hereby agree that the "Term" of the Agency Agreement will terminate as of the date of this Agreement and that the Agency Agreement shall be construed and interpreted accordingly.

                                (b)     User Data. Notwithstanding Sections
                        5(f)(iii), 8(d) and 8(f) of the Agency Agreement, the Parties hereby agree that as between Principal and Agent, Principal shall be the sole owner of the User data as of the date of this Termination Agreement. Notwithstanding Sections 5(f)(iv), 8(d) and 8(f) of the Agency Agreement, the Parties hereby agree that Agent shall not disclose, sell, license or otherwise transfer User Information to any third party and that Sections 5(f)(iv)(A) and 5(f)(iv)(B) of the Agency Agreement shall not remain in full force and effect subsequent to the date hereof. The foregoing is limited to User data under those subagency agreements that constitute Contracts that are assigned to and assumed by UMG pursuant to the Option Agreement. UMG will use and disclose the User data that is collected by Liquid under the Agency Agreement solely in compliance with the privacy policy set forth in Schedule A to this Exhibit.

                                (c)     Confidential Information.
                        Notwithstanding Section 12 of the Agency Agreement, the Parties hereby agree that, as of the date of this Termination Agreement, (1) any Confidential Information in whatever form relating to the Service Assets (as that term is defined in Section 6 of the Option Agreement) shall be deemed for purposes of the Agency Agreement to be the Confidential Information of Principal (and not the Confidential Information of Agent), (2) Agent shall be deemed to be the "receiving party" of such Confidential Information, (3) Principal shall be deemed to be the "disclosing party" of such Confidential Information and (4) Section 12(b)(ii) does not apply to such Confidential Information.

                        3.      Termination of Promotion Agreement.

                                (a) Termination. By execution and delivery of this Termination Agreement, the Parties hereby agree that the "Term" of the Promotion Agreement will terminate as of the date of this Agreement and that the Promotion Agreement shall be construed and interpreted accordingly.

                                (b)     Intellectual Property. Notwithstanding
                        Section 5 and 6(d) of the Promotion Agreement, to the extent related to the

                                                                            - 28

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                                  CONFIDENTIAL

                        Service Assets, the third sentence of Section 5(a) and all of Section 5(b) of the Promotion Agreement shall not remain in full force and effect subsequent to the date hereof.

                                (c)     Confidential Information.
                        Notwithstanding Section 8 of the Promotion Agreement, the Parties hereby agree that, as of the date of this Agreement, (1) any Confidential Information (as that term is defined in Section 8 of the Promotion Agreement) in whatever form relating to the Service Assets (as that term is defined in Section 6 of the Option Agreement) shall be deemed for purposes of the Promotion Agreement to be the Confidential Information of Principal (and not the Confidential Information of Agent), (2) Agent shall be deemed to be the "receiving party" of such Confidential Information, (3) Principal shall be deemed to be the "disclosing party" of such Confidential Information and (4) Section 8(b)(ii) does not apply to such Confidential Information.

                        4. Further Assurances. Each Party hereto will cooperate with the other Party hereto and execute and deliver to such other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other Party as necessary to carry out, evidence and confirm the intended purposes of this Termination Agreement, provided however that Liquid's obligations shall end six (6) months after the execution of this Termination Agreement.

                        5. Entire Agreement; Amendments in Writing. This Termination Agreement contains the entire agreement among the Parties as to the subject matter hereof. This Agreement may be modified or amended only by a writing signed by each Party hereto.

                        6. No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Termination Agreement may not be assigned by either Party without the prior written consent of the other Party hereto.

                        7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                        8. Counterparts. This Agreement may be executed in separate counterparts by the Parties with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                [Remainder of the Page Intentionally Left Blank]

                                                                            - 29

                                  CONFIDENTIAL

                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                    LIQUID AUDIO, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                    UNIVERSAL MUSIC GROUP, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                                                            - 30

                                  CONFIDENTIAL

                                   SCHEDULE A

                                 PRIVACY POLICY

Liquid Audio is committed to protecting your privacy. This Privacy Policy describes our information gathering and dissemination practices. This document will be updated to remain consistent with new products, services, processes, and Internet privacy legislation.

Please read on to understand how your personal information is treated when you use our products and services.

What information do we gather? How do we use it?

LIQUID PLAYER & PASSPORTS

When you use the Liquid Player to preview or purchase music, we collect and store the song names you're previewing to ensure proper royalty payments to the musicians and song owners. We also gather the Liquid Player's version, your computer's IP address, machine type and operating system type and version for quality control. In addition, our Web servers gather the referrer URL, Web browser name and IP address to understand Web site usage ("traffic analysis") to improve the site.

When you use the Liquid Player to purchase music, we also gather your unique passport ID. Passports are used to ensure that your music is secure and to protect artists' Intellectual property rights. We use two types of passports:
Full passports and FastTrack passports. Full passports allow you to download tracks and move them between multiple computers. FastTrack passports allow you to download and listen to music on one machine. A Passport is a file stored on your computer.

When you register for a Full passport or when you register for a Liquid Player Plus upgrade, we collect and store on Our Servers your name, email address, address, city, state, ZIP/postal code, country, phone number. This information is stored in the Passport. We use your email address to send you an email message confirming your purchase and upgrade to the Liquid Player Plus. In addition we gather and verify your credit card information. We submit this information to one of our payment-processing partners for verification. The payment-processing partner keeps the credit card number after processing. This allows them to maintain error and transaction logs that make it possible to synchronize credit card information with customer names. Our payment-processing partners do not share this information.

Liquid Audio does not keep your credit card information on our servers. The credit card information is stored in a protected manner inside the Passport kept on your machine. Do not give your passport to other people! During the registration process, the Liquid Player will ask you for a password to keep your Passport private. We will ask you for a phrase to help you recall a forgotten password. This phrase is stored on our servers to assist you in recalling your password. We also store information that allows us to see who changed or issued the passport.

When you register for a FastTrack Passport, we gather your name, email address, post code, and country. We collect this information in order to restore a lost Passport, and for fraud detection.

At registration time, we also remember if you've chosen to receive periodic communications from Liquid Audio.

LIQUID AFFILIATE AND LIQUID COMMERCE WEB SITES

Liquid Audio is a music distribution company. Retailers and music sites use our technology and extensive music catalog to sell music downloads as sort of their online product selection. Others use our technology to offer their music catalog to you so that they may sell music downloads.

When you purchase music through one of our Affiliate or Commerce Web sites, we gather your name, Credit card information, your email address, billing address, zip and country code, a list of purchases, and whether or not you have opted in or out of receiving information about artists or other marketing information. This allows us to process and fulfill your order and to notify you or your order status. We submit the information that pertains to payment processing to one of our payment-processing partners for verification. The payment-processing partner keeps the credit card number after processing. This allows them to maintain error and transaction logs that make it possible to synchronize credit card information with customer names. Our payment processing partners do not share this information. When you shop

                                                                            - 31

                                  CONFIDENTIAL

with one of our partners or affiliates and enjoy one of its services, we may ask you for your physical address, your gender, your age, and to select a password. If we develop co-branded products or services with our partners or affiliates, they may collect personally identifying information from you, in which case, that partner's or that Affiliate's privacy policy shall apply to their collection and use of data about you. We also gather system information, such as your IP address, referrer address, Web browser name and version, and OS. It is your responsibility to keep your password secret and to change it frequently to maintain its security. If you feel your password has been compromised in any way, please contact Liquid Audio Support. When you sign up to preview some of our products and services, we collect your email address. We use this information to identify you and, if applicable, your shopping cart, for normal traffic logging and analysis, and to gather demographic information.

Will Liquid Audio disclose the information it gathers to outside parties?

Liquid Audio does not sell or rent your personal information to others. We return your name, email address, billing address, zip and country code, a list of purchases, and whether or not you have opted in or out of receiving information about artists or other marketing information to some of our partners and Affiliates and some of our partners and Affiliates may co-own this information. However, if, upon registration, you opt out of receiving marketing information, we will not, and our partners and Affiliates will not, send marketing information to you. We provide aggregate statistics about our customers-sales, traffic parttners, and related site information-to reputable third parties (such as artist rights agencies and our affiliates). But these statistics include no personally identifiable information.

What about "cookies" or other information?

"Cookies" are small pieces of information that are stored by your browser on your computer's hard drive. Liquid Audio cookies do not contain any personally identifying information, but they do enable us to look up address information you've provided to us in the past. This reduces the amount of information required for your subsequent purchases. In general, browsers accept cookies by default. You can, however, change your browser's settings so that cookies are disabled. Without cookies enabled, you can use most of the features in our partners' web sites-including the ability to place items in your shopping cart and purchase them.

How Does Liquid Audio allow customers to modify the information it gathers?

Please contact Liquid Audio Support if you wish to correct or update information Liquid Audio has gathered. For digital rights reasons, Liquid Audio does not provide a way for you to delete your personal information online.

SUMMARY

Liquid Audio is committed to protecting your privacy. We use the information we collect about you to assign ownership to and protect your Liquid Tracks, as well as for payment processing, traffic logging and analysis, and rights reporting. If you feel that you have experienced a violation of this policy, you should contact Liquid Audio Support.

YOUR CONSENT

By using Liquid Audio products and services, you consent to the collection and use of the information that we collect from you, and that is outlined in this policy. This document will be updated to remain consistent with new products, services, processes, and Internet privacy legislation. We will post changes on this page so that you are always aware of what information we collect, how we use it, and under what circumstances we disclose it.

TELL US WHAT YOU THINK

We welcome your questions and comments about privacy. Please contact Liquid Audio Support.

                                                                            - 32

                                  CONFIDENTIAL

                                EXHIBIT 9.1.1(d)

                            FORM OF LICENSE AGREEMENT

                This License Agreement is entered into as of this _____ day of __________________, 200_, by and between Liquid Audio, Inc., a corporation organized under the laws of the state of Delaware ("Liquid"), and Universal Music Group, Inc., a corporation organized under the laws of the state of California ("UMG"). UMG and Licensee are sometimes referred to herein as the "Parties" and individually referred to as a "Party".

                                   WITNESSETH:

                WHEREAS, on November __, 2002, the Parties entered into an Option and Purchase Agreement (as amended, modified or supplemented from time to time, the "Option Agreement") setting forth the terms and conditions upon which UMG may acquire certain assets owned by Liquid;

                WHEREAS, Liquid has existing contractual obligations to EMI Christian Music Group ("EMI") pursuant to an agreement between Liquid and EMI ("EMI Agreement"); and

                WHEREAS, the Parties desire for UMG to grant a license to Liquid to permit it to sublicense certain rights to certain of the Service Assets to
EMI:

                NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the Parties hereto agree as follows:

                        1. Defined Terms. Capitalized terms used and not otherwise defined in the body hereof are used herein as defined in the Option Agreement.

        "The Relevant Service Assets" means intellectual property licenses to the source and object code for the following Service Assets (i) Encoding and Publishing System; (ii) Data Warehouse; (iii) Catalog Generation System; (iv) Retail Inventory and Fulfillment System (RIFFS); (v) RIFFS Merchant Admin System (vi) Territorial ID Application; (vii) Reporting System; and (viii) Reports Manager Web Application in each case, existing on the Closing Date and does not include any hardware or third party software or licenses, such as, by way of example, licenses to the Oracle Database or the ATG Application Server.

                                                                            - 33

                                  CONFIDENTIAL

                        2. Grant of License. UMG hereby grants to Liquid a nonexclusive license to enable Liquid to grant to EMI a nonexclusive sublicense to use and exploit the Relevant Service Assets solely to enable the operation of services in the manner contemplated by the EMI Agreement, (i.e., to operate a Christian Music subscription service) for a license term to be mutually agreed by Liquid and EMI. Such sublicense shall be assignable by EMI to any CMG label or any other affiliate of EMI, or any person owning or acquiring all or a substantial portion of the stock or assets of EMI.

                        3. Further Assurances. Each Party hereto will cooperate with the other Party hereto and execute and deliver to such other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other Party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                        4. Entire Agreement; Amendments in Writing. This Agreement contains the entire agreement among the Parties as to the subject matter hereof. This Agreement may be modified or amended only by a writing signed by each Party hereto.

                        5. No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party hereto.

                        6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                        7. Counterparts. This Agreement may be executed in separate counterparts by the Parties with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

                                                                            - 34

                                  CONFIDENTIAL

                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                    LIQUID AUDIO, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    UNIVERSAL MUSIC GROUP, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                            - 35

                                  CONFIDENTIAL

                                 SCHEDULE 12.1.1

               EXCEPTIONS TO LIQUID REPRESENTATIONS AND WARRANTIES

The section number below corresponds to the section number in the Agreement; however, any information disclosed under one or more subsections below shall be deemed disclosed and incorporated in and under each other subsection of Section 12 in which such disclosure is relevant or appropriate.

        12.1.9 Contracts and Leases

        Agreement between Liquid and EMI Christian Music Group

        Distribution Contracts with other major record labels ("major record label(s)" shall have the meaning as is commonly understood in the recorded music industry) (if desired)

        Agreement between Liquid and CD Now and litigation relating thereto.

        ASCAP, BMI, SESAC performance royalty license

        Patent infringement litigation with Network Commerce, Inc.

        Agreements identified in Schedule 7

For the avoidance of doubt, the agreements listed above will not constitute Contracts.

                                                                            - 36

                                  CONFIDENTIAL

                                   SCHEDULE 15

                     PRELIMINARY OUTLINE OF TRANSITION PLAN

Nothing in this Schedule 15 is intended to extend or contract the Parties' obligations under the Option Agreement. Rather, this Schedule is intended to guide the Parties' expectations with respect to the actual Transition Plan referred to in Section 15 of this Option Agreement. In the event that this Schedule contradicts the Option Agreement, the Option Agreement shall control, provided however that Liquid's general obligation to provide assistance in
Section 15 of the Option Agreement will not override UMG's obligations contained hereunder and the Parties will work together in good faith to allocate any additional responsibilities that are necessary to transition the Service Assets from Liquid to UMG in the event that such responsibilities are not set forth on this Schedule.

Synopsis:
Liquid will setup a temporary production mirror system in the Liquid data center which will be used to operate the service during the transition time. During this time publishing of new content will not be possible. UMG will move the now current production systems to a UMG designated location where UMG will be responsible for making the new system operational. The retailers will switch from the temporary production systems at Liquid to the new production systems at UMG's facility once such systems have been adequately tested. The goal is to achieve continuous operation of the service for retailers and consumers and deactivate the Liquid systems by the Drop Dead Date.

1) Liquid and UMG intend to review this plan and flesh-out and update as necessary to effectuate an efficient and successful transfer that minimizes the system downtime for both consumers and retailers.
2) Liquid to provide to UMG contact information for all employees necessary to manage and operate the service or such other employees of interest to UMG, all entities listed or implicated (e.g., Sun) in Schedules 6(a) 6(b), 7, 19(a) hereof (e.g. without limitation, technology and service vendors, retail, oem and label partners).
3)  UMG to make offers to Liquid employees that it wishes to hire, if any.
4)  In parallel, UMG intends to:
      . Obtain the 3rd party software licenses & services that it needs, if any, from Schedule 7
      .   Designate a location for the system hardware
      . Designate facilities for any Liquid employees who may be transitioning to UMG
5) In parallel, Liquid and UMG will resolve label and retail (including OEM) contracts/issues as described in this Option Agreement
6) Liquid to cull and delete or withhold such data that it is not obligated under this Option Agreement to deliver to UMG (e.g., old transactions, non-transferable metadata and content) from its databases.
7)  Liquid to deliver workflow and operations documentation.

                                                                            - 37

                                  CONFIDENTIAL

8) Liquid to freeze catalog, setup temporary production mirror system in its datacenter and switch production environment to run on this system.
9)  Liquid to backup all machines that will be delivered to UMG.
10) Liquid to backup and deliver object code installers for software listed on
     Schedule 6(a) and contained in the System.
11) Liquid to backup and deliver source code for the software listed on Schedule 6(a) and contained in the System.
12) Liquid to backup and deliver technical documentation for software listed on
     Schedule 6(a) and contained in the System.
13) Liquid to document existing hardware and software configuration, and deliver documentation to UMG.
14) Liquid to document likely areas that will need re-configuration, as a result of the equipment move and domain name transfer.
15) Liquid to backup WMA files and databases for assigned content contracts.
16) UMG to prepare data center for incoming systems.
17) UMG to establish the domain name for the new service.
18) UMG to coordinate transfer for hardware to the new data center.
19) Liquid to prepare hardware assets listed on Schedule 6(a) for delivery to UMG.
20) UMG to have hardware assets moved to new data center.
21) UMG to install hardware assets in the new data center and test operational capability with assistance from Liquid as required prior to the drop dead date.
22) UMG to make any necessary system changes to account for the new data center and hardware configuration based on the documentation made in step 14 above.
23) Upon verification that the new production systems operate as expected, UMG and Liquid will ask the retailers that UMG has chosen to support to transition from the production systems at Liquid to the production systems at UMG's facility.
24) UMG to begin to transition out any remaining Liquid branding (note: some use of Liquid trademarks may be difficult to transition immediately and the parties contemplate a limited period for such transition and such period may not exceed one (1) year from the Closing Date).

                                                                            - 38

                                  CONFIDENTIAL

                                 SCHEDULE 19(a)

                            UMG's PERMITTED EXPENSES

1. Ongoing Maintenance for Operational Software and Hardware, if acquired by UMG
2.      Monthly Bandwidth Fee for Service Assets post-Closing
3.      Building Space Rental for UMG Employees and Equipment post-Closing
4. Costs and Liability Associated with Planet Payment (the credit card payment processor)
5.      Red Alert Monitoring
6.      Offsite Backup Storage
7. ASCAP, BMI, SESAC Performance Royalties for Performances from www.liquid.com post-Closing Date until transfer to UMG domain if Service is still running from domain www.liquid.com.
8. Expenses of on-call pager (one(1)); On-call cell phones (two(2)), post-Closing date
9. Personnel Costs of Liquid incurred at the request of UMG beyond those incurred following the Closing Date, if any (including but not limited to on-call pay), subject to UMG's prior written approval.
10. Data Center Cage (assuming UMG will move equipment to an off-site location, i.e., like Exodus, where a cage rental would be required).
11.     Pro rata rent beyond Closing Date.
12. All costs and expenses reasonably related to the running of the Service after the Closing Date, including without limitation those items contained on Schedule 7 and on this Schedule 17(a).
13.     All amounts payable by UMG to Liquid under Section 15.

                                                                            - 39